Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(540) 829-1603

farrarj@vfgi.net

VIRGINIA FINANCIAL GROUP, INC. ANNOUNCES 17%

GROWTH IN SECOND QUARTER EARNINGS

Culpeper, VA-Virginia Financial Group, Inc. (NASDAQ: VFGI) today reported second quarter 2006 earnings of $5.2 million, an increase of 17.2% compared to earnings of $4.5 million for the second quarter of 2005. Net income per diluted share was $.72, up 16.1% compared to $.62 for the same period in 2005. VFG’S earnings for the second quarter of 2006 produced an annualized return on average assets (ROA) of 1.35% and an annualized return on average equity (ROE) of 14.74%, compared to prior year ratios of 1.22% and 13.80%, respectively. For the first six months of 2006, net income was $9.7 million, up 14.4% from $8.5 million for the same period in 2005. Net income per diluted share was $1.34, up 13.6% from $1.18 for the first six months of 2005. ROA and ROE for the six month period was 1.27% and 13.93%, respectively, compared to 1.18% and 13.28% for the same period in 2005.

O.R. Barham, Jr., President and CEO, commented, “We are proud of our results for the quarter, particularly with earnings contributions from our Virginia Commonwealth Trust Company affiliate and our mortgage division. Our net interest margin for the quarter remained stable in a challenging rate environment, and asset quality continues to be excellent. Our real estate markets have slowed, impacting our loan growth for the quarter. While we anticipate a challenging environment during the remainder of the year, we accept the challenge and remain confident in our ability to continue our success.”

Revenues

Total revenue, comprised of net interest income and noninterest income, was $19.1 million for the second quarter of 2006, an increase of $993 thousand or 5.5% sequentially over the $18.1 million for the first quarter of 2006, and an increase of $1.2 million or 7.0% over $17.9 million in 2005. The largest component, net interest income, amounted to $15.2 million for the second quarter, up $1.4 million or 10.6% compared with $13.8 million for the same quarter in 2005. For the six months ended June 30, 2006, net interest income was $30.1 million, an increase of $3.1 million or 11.6% from $27.0 million for the same period in 2005. Improvements in the growth and mix of average earning assets, coupled with net interest margin expansion, were primarily contributors to this growth. The net interest margin for the second quarter of 2006 was 4.35%, equal to the 4.35% for the first quarter of 2006, and up twelve basis points when compared to 4.23% for the second quarter of 2005. The net interest margin for the six month period ended June 30, 2006 was 4.35%, compared to 4.19% for the same period in 2005. Management continues to expect modest margin pressure for the second half of 2006 based on slowing loan growth and continued acceleration of funding costs.

Total noninterest income was $3.9 million for the second quarter of 2006, an increase of $616 thousand or 18.9% sequentially, and a decrease of $206 thousand or 5.0% compared to $4.1 million for the second quarter of 2005. Included in the 2005 results was a net gain on sale of securities available for sale of $295 thousand. Retail banking fees increased $160 thousand or 10.0% to $1.77 million sequentially, and decreased $43 thousand or 2.4% compared to $1.8 million for the second quarter of 2005. Mortgage banking revenue amounted to $853 thousand, an increase of $169 thousand or 24.7%, as compared to $684 thousand for the second quarter of 2005, and up sequentially $220 thousand or 34.8% from the first quarter of 2006.

Virginia Commonwealth Trust Company revenues from trust and brokerage for the second quarter were $951 thousand, down $16 thousand or 1.7% compared to $967 thousand in the second quarter of 2005. Net income for the quarter was $148 thousand, up $71 thousand or 92.2% compared to $77 thousand for the second quarter of 2005, on improved levels of operating expenses.

Noninterest Expense and Efficiency

Noninterest expense for the second quarter of 2006 amounted to $11.5 million, up $654 thousand or 6.1% from $10.8 million for the same period in 2005, and up sequentially $272 thousand or 2.4% from the first quarter of 2006. For the six month period ended June 30, 2006, noninterest expense amounted to $22.6 million, an increase of $1.3 million or 6.1% over $21.3 million the same period in 2005. These increases reflect new positions for the openings of the Seminole Trail, Graves Mill and Mill Creek branches during the past six months. VFG’s efficiency ratio improved to 58.5% for the quarter, compared to 59.5% in the first quarter of 2006 and 60.0% for the same quarter in 2005. For the six month period ended June 30, 2006, the efficiency ratio was 59.0%, compared to 60.4% for the same period in 2005. Management anticipates some increase in operating expenses with the anticipated hiring of additional loan officers, the opening of our thirty-eighth branch later this month, and up to two additional branch openings before the end of the year.

Balance Sheet

Average loans for the second quarter were $1.19 billion, up $85.0 million or 7.7% from the second quarter of 2005, and average total assets were $1.59 billion, up $93.7 million or 6.4% from the second quarter of 2005. Loans receivable were $1.20 billion at June 30, 2006, up $56.3 million or 4.9% from December 31, 2005. Loan growth for the first and second quarters of 2006 was $46.1 million or 4% and $10.2 million or 0.9%, respectively.

Average deposits for the second quarter were $1.26 billion, up $19.2 million or 1.5% from the same quarter of 2005. Deposit growth was $17.5 million or 1.4% and $23.7 million or 1.9% for the first and second quarters of 2006, respectively. Certificate of deposit balances were up $31.9 million or 5.6% for the quarter, reflecting industry-wide mix shift and the purchase of brokered CDs of $12.7 million for the quarter. Interest checking and savings accounts decreased during the quarter while money market accounts increased slightly. Noninterest bearing demand deposits were up $3.1 million or 1.2% for the quarter, and represent 20.1% of total deposits at June 30, 2006.

At June 30, 2006 VFG had total assets of $1.59 billion, compared to $1.47 billion at June 30, 2005.

Shareholder’s equity at June 30, 2006 was $142.2 million, an increase of $10.7 million or 8.2% compared to June 30, 2005. Shareholder’s equity represented 8.92% of total assets at June 30, 2006, while tangible equity capital represented 7.80% of tangible assets at June 30, 2006. Book value at June 30, 2006 was $19.81 per share, compared to $18.34 at June 30, 2005.

Asset Quality

Asset quality remains strong, with VFG’s ratio of non-performing assets as a percentage of total assets amounting to .16% as of June 30, 2006, compared to .11% at June 30, 2005 and .13% at March 31, 2006. Net charge-offs as a percentage of average loans receivable amounted to .00% for the quarter and .01% for the six month period ended June 30, 2006, compared to .01% and .01% for the same periods in 2005. At June 30, 2006, the allowance for loan losses was approximately six times the level of non-performing assets, while the allowance as a percentage of total loans amounted to 1.17%. The Company decreased its provision for loan losses by $446 thousand or 81.7%, from $546 thousand for the three months ended June 30, 2005 compared to $100 thousand for the three months ended June 30, 2006, consistent with a decreased rate of loan growth and continuing strong asset quality during the period.

Branching

VFG had one new branch open during the second quarter, a Second Bank branch located at 1330 Parham Circle, one block east of the Mill Creek Road/Avon Street intersection in Charlottesville, Virginia. VFG’s Planters Bank affiliate plans to open its main office located at 2102 Langhorne Rd. in Lynchburg, Virginia within the next thirty days. This branch will be a 10,000 square foot two story building and serve as a main office facility for several future sites in various stages of planning for that market. These branches represent the second entry into each of these markets. Groundbreaking is scheduled for two additional locations, including a branch at 1391 South High Street in Harrisonburg, Virginia, and a new main office facility for our Virginia Heartland affiliate located on Route 1 in Fredericksburg, Virginia. VFG’s Second Bank affiliate has leased an existing branch facility at 1924 Arlington Boulevard in Charlottesville, Virginia with opening tentatively scheduled for early fall.

Investment in VFG Title

VFG purchased a 70% interest in VFG Financial Title Agency, LLC “VFG Title” during the quarter. VFG Title is a joint venture with Investors Title Company headquartered in Chapel Hill, N.C., engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. Policies are issued through 29 branch offices and a network of agents located across 23 states and the District of Columbia. Over the last 30 years, Investor Title has put more than 500 financial institutions in the business of selling title insurance through 50 bank-owned agencies. Investors Title Company provides management services to VFG Title and continues to be a minority owner. Each of VFG bank affiliates now offer title and settlement services exclusively through VFG Title.

Dividends

VFG previously announced on July 19, 2006 the declaration of a 3-for-2 stock split in the form of a 50% stock dividend, to be paid on September 6, 2006 to shareholders of record on August 14, 2006. VFG also announced a quarterly cash dividend of $.23 per share, payable on August 28, 2006 to shareholders of record on August 7, 2006.

About VFG

VFG is the holding company for Planters Bank & Trust Company of Virginia – in Staunton; Second Bank & Trust – in Culpeper; Virginia Heartland Bank – in Fredericksburg and Virginia Commonwealth Trust Company – in Culpeper. The Company is a traditional community banking provider, offering a full range of business and consumer banking services including trust and asset management service via its trust company affiliate. The organization maintains a network of thirty-seven branches serving Central and Southwest Virginia. It also maintains five trust and investment service offices in its markets, and loan production offices located in Charlottesville and Lynchburg.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gain (loss) on sale of securities. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP. VFG, in referring to its net income, is referring to income under generally accepted accounting principles, or “GAAP”.

Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes”, “expects”, “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. VFG wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect VFG’s actual results, causing actual results to differ materially from those in any forward looking statement. These factors include: (i) expected cost savings from VFG’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in VFG’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions and (vii) changes may occur in the securities markets. Please refer to VFG’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.vfgi.net.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

			Percent Increase (Decrease)
	For the Three Months Ended
	6/30/2006	6/30/2005
INCOME STATEMENT
Interest income - taxable equivalent	$23,970	$19,904	20.43%
Interest expense	8,222	5,718	43.79%
Net interest income - taxable equivalent	15,748	14,185	11.02%
Less: taxable equivalent adjustment	506	398	27.14%
Net interest income	15,242	13,787	10.55%
Provision for loan and lease losses	100	546	-81.68%
Net interest income after provision for loan and lease losses	15,142	13,241	14.36%
Noninterest income	3,879	4,085	-5.04%
Noninterest expense	11,455	10,801	6.05%
Provision for income taxes	2,326	2,054	13.24%
Net income	$5,240	$4,471	17.20%

PER SHARE DATA
Basic earnings	$0.73	$0.62	17.74%
Diluted earnings	$0.72	$0.62	16.13%

Shares outstanding	7,181,185	7,169,929

Weighted average shares -
Basic	7,180,371	7,166,969
Diluted	7,236,068	7,214,171
Dividends paid on common shares	$0.23	$0.21

PERFORMANCE RATIOS
Return on average assets	1.35%	1.22%	10.66%
Return on average equity	14.74%	13.80%	6.81%
Return on average realized equity (A)	14.48%	13.80%	4.93%
Net interest margin (taxable equivalent)	4.35%	4.23%	2.84%
Efficiency (taxable equivalent) (B)	58.53%	60.00%	-2.45%

ASSET QUALITY
Allowance for loan losses
Beginning of period	$13,941	$12,181
Provision for loan losses	100	546
Charge offs	(53)	(130)
Recoveries	55	67
End of period	$14,043	$12,664

Non-performing assets:
Non-accrual loans	$2,339	$1,347
Loans 90+ days past due and still accruing	—	—
Other real estate owned	38	—
Troubled debt restructurings	113	193
Total non-performing assets	$2,490	$1,540
to total assets:	0.16%	0.11%
to total loans plus OREO:	0.21%	0.14%
Allowance for loan losses to total loans	1.17%	1.14%
Net charge-offs (recoveries)	$(1)	$62
Net charge-offs to average loans outstanding	0.00%	0.01%

NOTES: Applicable ratios are annualized

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes securities gains (losses) and foreclosed property expense for all periods.
(C)	Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

			Percent Increase (Decrease)
	For the Six Months Ended
	6/30/2006	6/30/2005
INCOME STATEMENT
Interest income - taxable equivalent	$46,601	$38,895	19.81%
Interest expense	15,530	11,116	39.71%
Net interest income - taxable equivalent	31,071	27,779	11.85%
Less: taxable equivalent adjustment	964	806	19.60%
Net interest income	30,107	26,973	11.62%
Provision for loan and lease losses	610	1,092	-44.14%
Net interest income after provision for loan and lease losses	29,497	25,881	13.97%
Noninterest income	7,142	7,779	-8.19%
Noninterest expense	22,638	21,335	6.11%
Provision for income taxes	4,297	3,841	11.87%
Net income	$9,704	$8,484	14.38%

PER SHARE DATA
Basic earnings	$1.35	$1.18	14.41%
Diluted earnings	$1.34	$1.18	13.56%

Shares outstanding	7,181,185	7,169,929

Weighted average shares -
Basic	7,178,603	7,165,128
Diluted	7,233,432	7,212,554
Dividends paid on common shares	$0.45	$0.41

PERFORMANCE RATIOS
Return on average assets	1.27%	1.18%	7.63%
Return on average equity	13.93%	13.28%	4.89%
Return on average realized equity (A)	13.74%	13.37%	2.77%
Net interest margin (taxable equivalent)	4.35%	4.19%	3.82%
Efficiency (taxable equivalent) (B)	59.00%	60.37%	-2.27%

ASSET QUALITY
Allowance for loan losses
Beginning of period	$13,581	$11,706
Provision for loan losses	610	1,092
Charge offs	(226)	(319)
Recoveries	78	185
End of period	$14,043	$12,664

Non-performing assets:
Non-accrual loans	$2,339	$1,347
Loans 90+ days past due and still accruing	—	—
Other real estate owned	38	—
Troubled debt restructurings	113	193
Total non-performing assets	$2,490	$1,540
to total assets:	0.16%	0.11%
to total loans plus OREO:	0.21%	0.14%
Allowance for loan losses to total loans	1.17%	1.14%
Net charge-offs (recoveries)	$148	$133
Net charge-offs to average loans outstanding	0.01%	0.01%

NOTES: Applicable ratios are annualized

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B)	Excludes securities gains (losses) and foreclosed property expense for all periods.
(C)	Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	6/30/2006	6/30/2005	Percent Increase (Decrease)
SELECTED BALANCE SHEET DATA
End of period balances

Cash and cash equivalents	$84,225	$50,978	65.22%

Securities available for sale	246,667	229,435	7.51%
Securities held to maturity	3,323	4,856	-31.57%
Total securities	249,990	234,291	6.70%

Real estate - construction	178,835	126,288	41.61%
Real estate - 1-4 family residential	300,935	315,290	-4.55%
Real estate - commercial and multifamily	574,285	540,888	6.17%
Commercial, financial and agricultural	102,220	87,075	17.39%
Consumer loans	35,597	41,122	-13.44%
All other loans	6,936	2,414	187.32%
Total loans	1,198,808	1,113,077	7.70%
Deferred loan costs	617	610	1.15%
Allowance for loan losses	(14,043)	(12,664)	10.89%
Net loans	1,185,382	1,101,023	7.66%

Other assets	74,652	79,605	-6.22%

Total assets	1,594,249	1,465,897	8.76%

Noninterest bearing deposits	260,067	265,137	-1.91%
Money market & interest checking	332,407	352,092	-5.59%
Savings	106,150	132,557	-19.92%
CD’s and other time deposits	598,084	499,385	19.76%
Total deposits	1,296,708	1,249,171	3.81%

Federal Home Loan Bank advances	75,000	30,020	149.83%
Trust preferred capital notes	20,619	20,619	0.00%
Other borrowed funds	48,872	25,676	90.34%
Other liabilities	10,811	8,907	21.38%

Total liabilities	1,452,010	1,334,393	8.81%

Total stockholders’ equity	$142,239	$131,504	8.16%

Accumulated comprehensive income (loss)	$(2,539)	$205	-1338.54%

Average balances

			Percent Increase (Decrease)
	For the Three Months Ended
	6/30/2006	6/30/2005
Total assets	$1,559,265	$1,465,571	6.39%
Total stockholders’ equity	$142,583	$129,972	9.70%

	For the Six Months Ended
	6/30/2006	6/30/2005
Total assets	$1,542,399	$1,455,971	5.94%
Total stockholders’ equity	$140,485	$128,868	9.01%

OTHER DATA
End of period full time employees	558	515

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

			Percent Increase (Decrease)
	For the Three Months Ended
	6/30/2006	6/30/2005
Interest Income
Interest and fees on loans	$20,834	$17,123	21.67%
Interest on deposits in other banks	29	3	866.67%
Interest and dividends on securities:
Taxable	1,512	1,601	-5.56%
Tax-exempt	845	641	31.83%
Dividends	111	125	-11.20%
Interest income on federal funds sold	133	12	1008.33%
Total interest income	23,464	19,505	20.30%

Interest Expense
Interest on deposits	6,594	4,868	35.46%
Interest on federal funds repurchased and securities sold under agreements to repurchase	64	144	-55.56%
Interest on Federal Home Loan Bank advances	623	361	72.58%
Interest on trust preferred capital notes	402	294	36.73%
Interest on other borrowings	539	51	956.86%
Total interest expense	8,222	5,718	43.79%

Net interest income	15,242	13,787	10.55%
Provision for loan losses	100	546	-81.68%
Net interest income after provision for loan losses	15,142	13,241	14.36%

Noninterest Income
Retail banking fees	1,767	1,810	-2.38%
Commissions and fees from fiduciary activities	781	787	-0.76%
Brokerage fee income	170	180	-5.56%
Other operating income	246	329	-25.23%
Gain on sale of fixed assets	80	—	—
Gain (loss) on securities available for sale	(18)	295	-106.10%
Gains (losses) on sale of other real estate owned	—	—	—
Gain on sale of mortgage loans	853	684	24.71%
Total noninterest income	3,879	4,085	-5.04%

Noninterest Expense
Compensation and employee benefits	6,596	6,049	9.04%
Net occupancy expense	732	706	3.68%
Supplies and equipment expenses	1,016	1,092	-6.96%
Amortization-intangible assets	157	159	-1.26%
Marketing	307	309	-0.65%
State franchise tax	216	223	-3.14%
Data processing	308	313	-1.60%
Telecommunications	272	229	18.78%
Professional fees	148	267	-44.57%
Other operating expenses	1,703	1,454	17.13%
Total noninterest expense	11,455	10,801	6.05%

Income before income taxes	7,566	6,525	15.95%
Income tax expense	2,326	2,054	13.24%
Net income	$5,240	$4,471	17.20%

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

			Percent Increase (Decrease)
	For the Six Months Ended
	6/30/2006	6/30/2005
Interest Income
Interest and fees on loans	$40,268	$33,166	21.41%
Interest on deposits in other banks	65	7	828.57%
Interest and dividends on securities:
Taxable	3,010	3,407	-11.65%
Tax-exempt	1,659	1,297	27.91%
Dividends	226	192	17.71%
Interest income on federal funds sold	409	20	1945.00%
Total interest income	45,637	38,089	19.82%

Interest Expense
Interest on deposits	12,556	9,620	30.52%
Interest on federal funds repurchased and securities sold under agreements to repurchase	148	288	-48.61%
Interest on Federal Home Loan Bank advances	1,205	428	181.54%
Interest on trust preferred capital notes	776	559	38.82%
Interest on other borrowings	845	221	282.35%
Total interest expense	15,530	11,116	39.71%

Net interest income	30,107	26,973	11.62%
Provision for loan losses	610	1,092	-44.14%
Net interest income after provision for loan losses	29,497	25,881	13.97%

Noninterest Income
Retail banking fees	3,375	3,475	-2.88%
Commissions and fees from fiduciary activities	1,592	1,511	5.36%
Brokerage fee income	396	361	9.70%
Other operating income	416	566	-26.50%
Gain on sale of fixed assets	76	—	—
Gain (loss) on securities available for sale	(199)	296	-167.23%
Gain on sale of branches	—	411	—
Gain on sale of mortgage loans	1,486	1,159	28.21%
Total noninterest income	7,142	7,779	-8.19%

Noninterest Expense
Compensation and employee benefits	13,197	12,096	9.10%
Net occupancy expense	1,498	1,457	2.81%
Supplies and equipment expenses	1,992	2,206	-9.70%
Amortization-intangible assets	257	327	-21.41%
Marketing	432	448	-3.57%
State franchise tax	463	454	1.98%
Data processing	691	627	10.21%
Telecommunications	547	497	10.06%
Professional fees	279	397	-29.72%
Other operating expenses	3,282	2,826	16.14%
Total noninterest expense	22,638	21,335	6.11%

Income before income taxes	14,001	12,325	13.60%
Income tax expense	4,297	3,841	11.87%
Net income	$9,704	$8,484	14.38%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

THREE MONTHS ENDED JUNE 30, 2006 AND 2005

(Dollars in thousands)

	Three months ended June 30,
	2006			2005
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates

Assets
Loans receivable, net	$1,188,071	$20,886	7.05%	$1,102,991	$17,171	6.24%
Investment securities
Taxable	154,145	1,622	4.22%	179,428	1,726	3.86%
Tax exempt	84,328	1,300	6.18%	61,415	985	6.43%

Total investments	238,473	2,922	4.91%	240,843	2,711	4.52%

Interest bearing deposits	3,842	29	3.03%	220	3	5.47%
Federal funds sold	22,605	133	2.36%	1,368	12	3.52%

	264,920	3,084	4.67%	242,431	2,726	4.52%

Total earning assets	1,452,991	23,970	6.62%	1,345,422	19,897	5.93%

Total nonearning assets	106,274			120,149

Total assets	$1,559,265			$1,465,571

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$175,080	$243	0.56%	$195,952	$204	0.42%
Money market	156,687	679	1.74%	166,521	461	1.11%
Savings	109,907	173	0.63%	132,431	221	0.67%
Time deposits:
Less than $100,000	392,281	3,609	3.69%	363,045	2,827	3.12%
$100,000 and more	184,713	1,890	4.10%	134,441	1,155	3.45%

Total interest-bearing deposits	1,018,668	6,594	2.60%	992,390	4,868	1.97%

Federal funds purchased and securities sold under agreements to repurchase	18,884	64	1.36%	21,397	144	2.70%
Federal Home Loan Bank advances	55,496	623	4.50%	20,389	249	4.90%
Trust preferred capital notes	20,619	402	7.82%	20,619	294	5.72%
Other borrowings	48,919	539	4.42%	19,165	163	3.41%

	143,918	1,628	4.54%	81,570	850	4.18%

Total interest-bearing liabilities	1,162,586	8,222	2.84%	1,073,960	5,718	2.14%

Total noninterest-bearing liabilities	254,096			261,639

Total liabilities	1,416,682			1,335,599
Stockholders’ equity	142,583			129,972

Total liabilities and stockholders’ equity	$1,559,265			$1,465,571

Net interest income (tax equivalent)		$15,748			$14,179

Average interest rate spread			3.78%			3.79%
Interest expense as percentage of average earning assets			2.27%			1.70%
Net interest margin			4.35%			4.23%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

SIX MONTHS ENDED JUNE 30, 2006 AND 2005

(Dollars in thousands)

	Six Months ended June 30,
	2006			2005
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates

Assets
Loans receivable, net	$1,173,227	$40,338	6.93%	$1,087,577	$33,267	6.17%
Investment securities
Taxable	153,548	3,236	4.25%	185,563	3,599	3.91%
Tax exempt	82,485	2,553	6.24%	61,868	1,995	6.50%

Total investments	236,033	5,789	4.95%	247,431	5,594	4.56%

Interest bearing deposits	4,895	65	2.68%	370	7	3.82%
Federal funds sold	26,627	409	3.10%	1,246	20	3.24%

	267,555	6,263	4.72%	249,047	5,621	4.55%

Total earning assets	1,440,782	46,601	6.52%	1,336,624	38,888	5.87%

Total nonearning assets	101,616			119,347

Total assets	$1,542,398			$1,455,971

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$177,160	$443	0.50%	$197,385	$399	0.41%
Money market	161,649	1,380	1.72%	170,358	943	1.12%
Savings	114,970	369	0.65%	133,996	443	0.67%
Time deposits:
Less than $100,000	382,272	6,794	3.58%	366,258	5,588	3.08%
$100,000 and more	180,040	3,570	4.00%	131,310	2,247	3.45%

Total interest-bearing deposits	1,016,091	12,556	2.49%	999,307	9,620	1.94%

Federal funds purchased and securities sold under agreements to repurchase	17,281	148	1.73%	22,203	288	2.62%
Federal Home Loan Bank advances	55,959	1,205	4.34%	17,241	428	5.01%
Trust preferred capital notes	20,619	776	7.59%	20,619	559	5.47%
Other borrowings	39,937	845	4.27%	14,418	221	3.09%

	133,796	2,974	4.48%	74,481	1,496	4.05%

Total interest-bearing liabilities	1,149,887	15,530	2.72%	1,073,788	11,116	2.09%

Total noninterest-bearing liabilities	252,026			253,315

Total liabilities	1,401,913			1,327,103
Stockholders’ equity	140,485			128,868

Total liabilities and stockholders’ equity	$1,542,398			$1,455,971

Net interest income (tax equivalent)		$31,071			$27,772

Average interest rate spread			3.80%			3.78%
Interest expense as percentage of average earning assets			2.17%			1.68%
Net interest margin			4.35%			4.19%